Exhibit 99.6

LUCID PHARMA, LLC

Balance Sheets

	September 30, 2016 (Unaudited)	December 31, 2015
ASSETS

Current assets :
Cash	$992,106	$1,643,345
Accounts receivable	9,281,970	9,529,183
Inventories	11,450,718	7,203,444
Due from related party	66,890	-
Investment in unconsolidated subsidiary	6,575	6,575
Total current assets	21,798,259	18,382,547

Property, plant & equipment	10,923	17,477

Security deposit	2,188	2,188
TOTAL ASSETS	$21,811,370	$18,402,212

LIABILITIES AND MEMBERS' EQUITY

Current liabilities :
Accounts payable and accrued expenses	$17,861,734	$16,766,448
Due to related party	259,623	58,076
Total current liabilities	18,121,357	16,824,524

Members' equity :
Members' equity	3,690,013	1,577,688
Total members' equity	3,690,013	1,577,688

TOTAL LIABILITIES AND MEMBERS' EQUITY	$21,811,370	$18,402,212

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LUCID PHARMA, LLC

Statements of Income

For The Nine Month Periods Ended,

	9/30/2016 (Unaudited)	9/30/2015 (Unaudited)

Net revenue	$43,520,007	$38,517,251

Cost of sales	37,626,067	34,297,207

Gross profit	5,893,940	4,220,044

Operating expenses

Selling, general and administration expenses	1,952,037	2,361,475

Net operating income before other income (expenses)	3,941,903	1,858,569

Other income (expenses)

Depreciation and amortization	(6,554)	(6,554)

Total other income (expenses)	(6,554)	(6,554)

Net income before discontinued operations	3,935,349	1,852,015

Discontinued operations

Proceeds from sale of business (Note 7)	1,500,000	-

Net income	$5,435,349	$1,852,015

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LUCID PHARMA, LLC

Statements of Cash Flows

For The Nine Month Periods Ended,

	September 30, 2016 (Unaudited)	September 30, 2015 (Unaudited)
Cash flows from operating activities
Net income	$5,435,349	$1,852,015
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation	6,554	6,554
Changes in assets and liabilities :
(Increase) / decrease in :
Accounts receivable	247,213	(2,401,775)
Inventory	(4,247,274)	(1,789,148)
Security deposit	-	(2,188)
Increase / (decrease) in :
Accounts payable and accrued expenses	1,095,286	2,861,574
Due to related party	201,547	144,240
Total adjustments	(2,696,674)	(1,180,743)
Net cash provided by operating activities	2,738,675	671,272
Cash flows from investing activities
Advances to related party	(66,890)	-
Purchase of property, plant and equipment	-	(12,600)
Net cash used in investing activities	(66,890)	(12,600)
Cash flows from financing activities
Members' distribution	(3,323,024)	(4,644,414)
Net cash used in financing activities	(3,323,024)	(4,644,414)

Net decrease in cash and cash equivalents	(651,239)	(3,985,742)
Cash at the beginning of the year	1,643,345	10,422,483
Cash at the end of the year	$992,106	$6,436,741

Supplementary disclosure of cash flows information:
Cash paid during the years for:
Income taxes	$-	$-
Interest	-	-

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LUCID PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS (Unaudited)

1) Organization and Description of Business

Lucid Pharma, LLC (“Lucid”) provides distribution and pharmacy marketing programs in the pharmaceuticals and distribution industry. Lucid is located in East Brunswick, New Jersey.

Lucid, a wholly owned subsidiary of Gensource Pharma LLC, deals with the government contracts and veterinary business. Lucid maintains divisional income and expenses which is presented in the supplementary schedules. With effect from July 1, 2016, Lucid decided to exit the business of selling and distributing Veterinary products.

Lucid was previously known as Cedardale Distributors LLC (“Cedardale”). On September 30, 2014, Cedardale entered into an Asset Purchase Agreement (‘APA’) subject to which certain assets and liabilities of Cedardale were purchased by the third party buyer (Refer Note. 7). Pursuant to the APA and provisions contained in the agreement pertaining to the exclusive use of the names ‘Gen-source RX’ and ‘Cedardale Distributors’, Cedardale has amended the name to “Lucid Pharma LLC”, effective from the filing date with the State.

2) Summary of Significant Accounting Policies

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (US GAAP); consequently, revenue is recognized when services are rendered and expenses are reflected when costs are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of Contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are often based on judgments, probabilities and assumptions that management believes are reasonable but that are inherently uncertain and unpredictable. As a result, actual result could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustment, if any, to the estimates used are made prospectively based on such periodic evaluations.

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Revenue Recognition

Revenues from sales of products are recognized at the time of delivery and when title and risk of loss passes to the customer. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts are issued to customers as direct discounts at the point-of-sale or through intermediary wholesaler, known as chargebacks, or indirectly in the form of rebates. Revenues are recorded net of provisions for sales discount and returns, which are established at the time of sale, when estimated provisions for product returns, rebates, and other sales allowances are reasonably determinable, and when collectibles is reasonably assured. Accruals for these provisions are presented as a direct reduction to accounts receivable and revenues.

Cash and cash equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts receivable

The Company extends credit to clients based upon management’s assessment of their credit-worthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The Company does not expect to have write-offs or adjustments to accounts receivable which would have a material adverse effect on its financial position, liquidity or results of operations. The allowances for uncollectible accounts as of September 30, 2016 and December 31, 2015 were $ 213,585 and $ 213,585 respectively.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on a first-in, first-out (FIFO) basis. The Company establishes reserves for its inventory to reflect situations in which the cost of the inventory is not expected to be recovered. In evaluating whether Inventory is stated at the lower of cost or market value, management considers such factors as the amount of inventory on hand; estimated time required to sell such inventory, remaining shelf life and current and expected market conditions, including level of competition. The Company records provisions for the inventory reserves as part of cost of sales.

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Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures defines fair value and establishes a hierarchy for reporting the reliability of input measurements used to assess fair value for all assets and liabilities. FASB ASC 820 defines fair value as the selling price that would be received for an asset, or paid to transfer a liability, in the principal or most advantageous market on the measurement date. That framework provides a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Certain financial instruments are carried at cost on the balance sheet, which approximates fair value due to their short-term, highly liquid nature. These instruments include cash, accounts receivable, accounts payable and accrued expenses and other liabilities.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense for the nine month periods ended September 30, 2016 and 2015 were $Nil and $Nil, respectively.

Income taxes

The Company is a limited liability company and is treated as a partnership for tax purposes and, as such, the income or loss is reported on the respective members’ income tax returns. Accordingly, no provision for such taxes has been made to the accompanying financial statements.

The Company follows ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. For the nine month period ended September 30, 2016, the Company has no material uncertain tax positions to be accounted for in the financial statements. The Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2012 and 2011, respectively. No authorities have commenced income tax examinations through the date of the auditors’ report.

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Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 39.5 years. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred. Repairs and maintenance expenses during the periods ended September 30, 2016 and 2015 were $Nil and $2,755, respectively.

Property and equipment consisted of the following as of:

	September 30, 2016	December 31, 2015
Computer and Equipment	$15,215	$15,215
Furniture and Fixtures	11,000	11,000
	26,215	26,215
Less : Accumulated Depreciation	(15,292)	(8,738)
Net Fixed Assets	$10,923	$17,477

Depreciation expenses during the nine month periods ended September 30, 2016 and 2015 were $ 6,554 and $ 6,554 respectively.

3) Concentrations

Concentration of credit risks with respect to accounts receivable is limited because of the credit worthiness of the Company’s major customers. The majority of the Company’s accounts receivable arises from product sales in the United States and is primarily due from drug wholesalers and retailers, hospitals, managed health care providers and pharmacy benefit managers. The Company monitors the financial performance and creditworthiness of its customers so that it can properly assess and respond to changes in their credit profile. Revenue from the Company’s two major customers represented approximately 99% and 90% of the Company’s (surviving business) net revenue for the nine month periods ended September 30, 2016 and 2015, respectively. Accounts receivable from the top two customers represented approximately 89% and 83% of total accounts receivable as of September 30, 2016 and 2015, respectively.

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4) Sales Returns and Allowances

At the time of sale, the Company simultaneously records estimates for various costs, which reduce product sales. These costs include estimates for price adjustment, products returns, rebates, including Medicaid rebates, prompt payment discounts and other sales allowances. In addition, the Company records allowances for shelf-stock adjustments when the conditions so warrant.

Estimates for sales allowances such as product returns and rebates are based on a variety of factors including actual returns experience of that product or similar products, rebate arrangements for each product, and estimated sales by our wholesale customers to other third parties who have contracts with the Company. Actual experience associated with any of these items may be different than the Company’s estimates. The Company regularly reviews the actors that influence its estimates and, if necessary, makes adjustments when it believes that actual product returns, credits and other allowances may differ from established reserves.

5) Product Liability

Accruals for product liability claims are recorded, on an undiscounted basis, when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated based on existing information. The accruals are adjusted periodically as additional information becomes available. From time to time the Company is subject to claims and law suits arising in the ordinary course of business, including patent, product liability and other litigation. In determining whether liabilities should be recorded for pending claims, the Company assesses the allegations made and the likelihood that it will be able to defend against the claim successfully. The Company records provisions to the extent it conclude that a contingent liability is probable and the amount thereof is estimable. Because litigation outcomes and contingencies are unpredictable, and because excessive verdicts can occur, these assessments involve complex judgments about future events and can rely heavily on estimates and assumptions. For the nine periods ended September 30, 2016 and 2015, no accruals for product liability were made.

6) Legal Settlements and Proceedings

The Company is involved in, or has been involved in, legal proceedings that arise from the normal course of business. The Company cannot predict the timing or outcome of these claims and other proceedings. Currently, the Company is not involved in any arbitration and/or other legal proceedings that it expects to have a material effect on the business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

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7) Discontinued Operations

On September 30, 2014, Lucid (Cedardale) entered into an Asset Purchase Agreement (‘APA’) and divested a portion of its business that included sales, marketing and distribution of pharmaceutical products to independent pharmacies, small chains, long term care centers and certain group purchasing organizations (GPO’s). During the period ended September 30, 2016, the Company has received $1,500,000 of the total amount of $3,000,000 withheld by the buyer.

8) New Accounting Pronouncements

i)         In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii)        In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its financial statements.

iii)       In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

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9) Commitments

The Company has vacated the premises located in Carlstadt, New Jersey pursuant to the APA as of October 10, 2014. The Company has entered into a sub-lease for its office facility located at East Brunswick, New Jersey expiring through December 2020.

The Company has entered into a lease agreement expiring through February 2019 for its facility located at Oakbrook, Illinois. The future lease commitments as of September 30, 2016 are as follows:

Period ended September 30, 2016

2017	$65,277
2018	66,679
2019	59,549
2020	54,576
2021	13,858
Total	$259,939

For the nine month periods ended September 30, 2016 and 2015, rent expenses were $ 48,018 and $ 36,281 respectively.

10) Subsequent events

On November 2, 2016, Lucid Pharma LLC entered into a definitive product purchase agreement with ACETO Corporation (NASDAQ:ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, through its wholly-owned subsidiary Rising Pharmaceuticals, for sale of all of its products and related assets. Under the terms of the definitive agreement, the purchase consideration consist of $60 million in cash.

The Company has evaluated subsequent events through December 7, 2016, the date which the financial statements were available to be issued. No reportable subsequent events have occurred through December 7, 2016 which would have a significant effect on the financial statements as of September 30, 2016, and 2015 except as otherwise disclosed.

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LUCID PHARMA, LLC

Schedule of Operating Activities by Division

For The Nine Month Periods Ended (Unaudited)

	9/30/2016			9/30/2015
	Total	Veteran Division	Veterinary Division	Total	Veteran Division	Veterinary Division
Revenue
Revenue	$48,812,149	$45,345,497	$3,466,652	$43,107,866	$39,744,405	$3,363,461
Chargebacks	(4,302,448)	(4,302,448)	-	(3,867,903)	(3,867,903)	-
Rebates paid	(85,860)	-	(85,860)	-	-	-
Sales Discount	(903,834)	(903,834)	-	(722,712)	(722,712)	-
Total Revenue	43,520,007	40,139,215	3,380,792	38,517,251	35,153,790	3,363,461

Cost of Sales
Cost of Sales	37,562,916	34,488,976	3,073,940	33,908,366	31,433,839	2,474,527
Shipping and Delivery	63,152	8,050	55,102	437,336	187,276	250,060
Cash Discount	-	-	-	(48,492)	-	(48,492)
Total Cost of Sales	37,626,068	34,497,026	3,129,042	34,297,210	31,621,115	2,676,095

Operating Expenses
Administration expenses	1,129,100	1,129,100	-	971,369	971,369	-
Automobile expenses	2,401	2,401	-	979	842	137
Bank service and credit card fees	12,915	12,915	-	3,658	3,658	-
Building Security	-	-	-	2,138	-	2,138
Commission expense	76,079	-	76,079	97,618	-	97,618
Dues and subscriptions	599	-	599	147,620	601	147,019
Employee leasing expense	379,784	368,504	11,280	301,986	283,446	18,540
Insurance	77,372	77,372	-	103,012	62,922	40,090
Licenses and permits	10,532	10,532	-	27,431	27,431	-
Meals and entertainment	528	81	447	415	92	323
Miscellaneous	1,938	1,938	-	2,228	-	2,228
Office supplies	26	26	-	585	408	177
Professional fees	207,905	200,705	7,200	456,455	102,934	353,521
Provison for Doubtful Debts	-	-	-	187,934	187,934	-
Repair and maintenance	-	-	-	2,755	-	2,755
Rent expense	48,018	41,299	6,719	36,281	28,913	7,368
Travel	4,278	2,321	1,957	15,104	-	15,104
Utilities	562	188	374	438	-	438
Telephone	-	-	-	3,473	3,473	-

Total operating expenses	1,952,037	1,847,382	104,655	2,361,479	1,674,023	687,456

Net operating income/(loss)	$3,941,902	$3,794,807	$147,095	$1,858,562	$1,858,652	$(90)

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